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                                                                    EXHIBIT 21
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                        SUBSIDIARIES OF THE REGISTRANT


Columbus Circle Investors, a Delaware general partnership
Columbus Circle Investors Management Inc., a Delaware corporation
Cadence Capital Management, a Delaware general partnership
Cadence Capital Management Inc., a Delaware corporation
NFJ Investment Group, a Delaware general partnership
NFJ Management Inc., a Delaware corporation
Parametric Portfolio Associates, a Delaware general partnership
Parametric Management Inc., a Delaware corporation
Pacific Investment Management Company, a Delaware general partnership
PIMCO Management Inc., a Delaware corporation
StocksPLUS Management Inc., a Delaware corporation
Blairlogie Capital Management U.K., L.P., a United Kingdom limited partnership Blairlogie Holding Limited, U.K. Liability Company
Columbus Circle Trust Company, a Connecticut corporation
PIMCO Funds Distribution Company, a Delaware corporation